UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 30, 2011

Steadfast Income REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-160748	27-0351641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 852-0700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of EBT Lofts

On December 30, 2011, Steadfast Income REIT, Inc. (“the Company”) acquired a fee simple interest in a 102-unit residential community located in Kansas City, Missouri, commonly known as EBT Lofts (“EBT Lofts”), through SIR EBT Lofts, LLC (“SIR EBT Lofts”), a wholly-owned subsidiary of the Company’s operating partnership, from EBT Limited Partnership, a third-party seller.

SIR EBT Lofts acquired EBT Lofts for an aggregate purchase price of $8,575,000, exclusive of closing costs. SIR EBT Lofts financed the payment of the purchase price for EBT Lofts with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $5,590,000 (the “EBT Lofts Loan”) from PNC Bank, National Association, a national banking association (“PNC”), pursuant to the requirements of the Fannie Mae DUS Supplemental Loan Program and evidenced by a promissory note and loan agreement dated December 30, 2011 (the “EBT Lofts Note”). For additional information on the terms of the EBT Lofts Loan, see Item 2.03 below.

EBT Lofts contains 102 loft units consisting of 29 studio units, 63 one-bedroom units and 10 two-bedroom units. The building containing EBT Lofts was built in 1899 and utilized as a warehouse by Emery, Bird, Thayer Company, a local department store. The building was converted from a warehouse into lofts in 2001. The units at EBT Lofts range in size from 640 to 1,740 square feet, with average monthly rents of approximately $775 for studios, $855 for one-bedroom units and $1,080 for two-bedroom units. Amenities at EBT Lofts include washer and dryer connections, courtesy patrol, secured entry, a fitness center and a clubroom. Occupancy at EBT Lofts was 97% as of December 29, 2011.

An acquisition fee of approximately $175,000 was earned by Steadfast Income Advisor, LLC, the Company’s advisor (the “Advisor”), in connection with the acquisition of EBT Lofts, which acquisition fee is expected to be paid to the Advisor subject to the terms of the Advisory Agreement.

Management of EBT Lofts

On the closing date of the acquisition of EBT Lofts, SIR EBT Lofts and Embassy Properties, Inc. (“Embassy”), a third party property management company, entered into a Property Management Agreement (the “EBT Management Agreement”), pursuant to which Embassy will serve as the exclusive leasing agent and manager of EBT Lofts. Pursuant to the EBT Management Agreement, SIR EBT Lofts will pay Embassy a monthly management fee in an amount equal to 3.5% of EBT Lofts’ gross collections (as defined in the EBT Management Agreement) for each month. The EBT Management Agreement has an initial term that expires on December 31, 2012 and will continue thereafter on a month-to-month basis unless either party gives sixty (60) days prior written notice of its desire to terminate the EBT Management Agreement. SIR EBT Lofts may terminate the EBT Management Agreement at any time upon thirty (30) days prior written notice to Embassy in the event of the gross negligence, willful misconduct or bad acts of Embassy or any of Embassy’s employees. Either party may terminate the EBT Management Agreement due to a material breach of the other party’s obligations under the agreement that remains uncured for thirty (30) days after notification of such breach.

The material terms of the EBT Lofts Management Agreement described herein are qualified in their entirety by the EBT Lofts Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

EBT Lofts Loan

In connection with the acquisition of EBT Lofts, SIR EBT Lofts borrowed $5,590,000 from PNC pursuant to the EBT Lofts Note and the Multifamily Loan and Security Agreement (Non-Recourse) by and between SIR EBT Lofts and PNC (the “EBT Lofts Loan Agreement”). The EBT Lofts Loan has an 84 month term with a maturity date of January 1, 2019 (the “EBT Loan Maturity Date”). SIR EBT Lofts paid a loan origination fee of $55,900 to PNC in connection with the EBT Lofts Loan.

Interest on the outstanding principal balance of the EBT Lofts Loan will accrue at a rate of 3.82% per annum (the “Interest Rate”), and a monthly payment of interest only in the amount of approximately $18,387.99 (based on a 31-day month) will be due and payable on the first day of each month, commencing February 1, 2012, for twelve months, after which, a monthly payment of principal and interest in the amount of approximately $26,110.70 will be due and payable on the first day of each month, commencing February 1, 2013, until the EBT Loan Maturity Date. The entire outstanding principal balance of the EBT Lofts Loan, plus any accrued and unpaid interest thereon, is due and payable in full on the EBT Loan Maturity Date. So long as any monthly payment or any other amount due under the EBT Lofts Loan remains past due for thirty (30) days or more, interest will accrue on the unpaid principal balance of the EBT Lofts Loan at a rate equal to the lesser of (1) the Interest Rate plus 4.0% or (2) the maximum interest rate which may be collected by PNC under applicable law. So long as any payment due under the EBT Lofts Loan is not received by PNC within ten days after such payment is due, SIR EBT Lofts will pay to PNC, immediately and without demand by PNC, a late charge equal to 5.0% of the amount of the payment due. SIR EBT Lofts may voluntarily prepay all, but not less than all, of the unpaid principal balance of the EBT Lofts Loan and all accrued interest thereon and other sums due to PNC under the EBT Lofts Loan on the last day of any calendar month during the term of the EBT Lofts Loan, provided that SIR EBT Lofts must provide PNC with at least thirty (30) days and not more than sixty (60) days prior written notice of such prepayment. SIR EBT Lofts must also pay a prepayment fee to PNC, calculated in accordance with the terms of the EBT Lofts Loan Agreement, in connection with any voluntary prepayment of the EBT Lofts Loan.

The performance of the obligations of SIR EBT Lofts under the EBT Lofts Loan are secured by a Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by SIR EBT Lofts for the benefit of PNC with respect to EBT Lofts (the “EBT Lofts Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, SIR EBT Lofts assigned all of its rights and interests in the EBT Management Agreement to PNC upon an event of default under any of the EBT Lofts loan documents (defined below).

Pursuant to the EBT Lofts Loan Agreement, SIR EBT Lofts will have no personal liability under the EBT Lofts Note, the EBT Lofts Loan Agreement or any other loan document for the repayment of the principal and interest and any other amounts due under the EBT Lofts Note, the EBT Lofts Loan Agreement or any other loan document (the “Indebtedness”) or for the performance of any other obligations under the EBT Lofts Note, the EBT Lofts Loan Agreement or any other loan document; provided, however, that SIR EBT Lofts will be personally liable to PNC for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by PNC as a result of, among other events, (1) failure of SIR EBT Lofts to pay to PNC upon demand after an event of default all rents and security deposits to which PNC is entitled under the EBT Lofts Note, the EBT Lofts Loan Agreement, the EBT Lofts Mortgage and the other loan documents (collectively, the “EBT Lofts Loan Documents”), (2) failure of SIR EBT Lofts to maintain all required insurance policies required by the EBT Lofts Loan Documents, (3) failure of SIR EBT Lofts to apply all insurance proceeds and condemnation proceeds as required by the EBT Lofts Loan Documents, or (4) waste or abandonment of EBT Lofts. In addition, SIR EBT Lofts will be personally liable to PNC for the repayment of all Indebtedness, and the EBT Lofts Loan will be fully recourse to SIR EBT Lofts, upon the occurrence of, among other events, (1) fraud or written material misrepresentation by SIR EBT Lofts, the Company or any officer, director, partner, member or employee of SIR EBT Lofts or the Company in connection with the Indebtedness or any request for any action or consent by PNC, (2) SIR EBT Lofts’ acquisition of any real property other than EBT Lofts or operation of any business other than the management of EBT Lofts, (3) certain prohibited transfers of ownership interests in SIR EBT Lofts or EBT Lofts, and (4) certain bankruptcy and insolvency events with respect to SIR EBT Lofts.

In connection with the EBT Lofts Note, the Company absolutely, unconditionally and irrevocably guaranteed to PNC the full and prompt payment when due of all amounts for which SIR EBT Lofts is personally liable under the EBT Lofts Note, as described above, and the Environmental Indemnity described immediately below.

On the closing date of the acquisition of EBT Lofts, SIR EBT Lofts entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which SIR EBT Lofts agreed to indemnify, defend and hold harmless PNC and its affiliates or any other person identified by PNC that is involved in the origination or servicing of the EBT Lofts Loan, from and against any losses, damages, claims or other liabilities that PNC or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances in, on or under EBT Lofts or any property that is adjacent to EBT Lofts and that may have derived from EBT Lofts, (2) any actual or alleged non-compliance with or violation of any environmental laws applicable to EBT Lofts, (3) any breach of any representation or warranty or covenant made in the Environmental Indemnity by SIR EBT Lofts and (4) any failure by SIR EBT Lofts to perform any of its obligations under the Environmental Indemnity.

The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 5, 2012, the Company distributed a press release announcing the completion of the acquisition of EBT Lofts, Truman Farm Villas and Prairie Walk Apartments. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisitions of the real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(d) Exhibits.

Exhibit	Description

10.1	Property Management Agreement, dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and Embassy Properties Inc.

10.2	Multifamily Note, dated December 30, 2011, by SIR EBT Lofts, LLC in favor of PNC Bank, National Association

10.3	Multifamily Loan and Security Agreement (Non-Recourse), dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and PNC Bank, National Association

10.4	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC and PNC Bank, National Association

10.5	Assignment of Management Agreement, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC, PNC Bank, National Association and Embassy Properties, Inc.
10.6	Guaranty of Non-Recourse Obligations, dated as of December 30, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association

10.7	Environmental Indemnity Agreement, dated December 30, 2011, by SIR EBT Lofts, LLC and PNC Bank, National Association

99.1	Press release, dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date: January 5, 2012	By:	/s/ KEVIN J. KEATING
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Property Management Agreement, dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and Embassy Properties, Inc.

10.2	Multifamily Note, dated December 30, 2011, by SIR EBT Lofts, LLC in favor of PNC Bank, National Association

10.3	Multifamily Loan and Security Agreement (Non-Recourse), dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and PNC Bank, National Association

10.4	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC and PNC Bank, National Association

10.5	Assignment of Management Agreement, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC, PNC Bank, National Association and Embassy Properties, Inc.

10.6	Guaranty of Non-Recourse Obligations, dated as of December 30, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association

10.7	Environmental Indemnity Agreement, dated December 30, 2011, by SIR EBT Lofts, LLC and PNC Bank, National Association

99.1	Press release, dated January 5, 2012